EX-10.1


                               Sub-Lease Agreement
                               CONSENT TO SUBLEASE


         THIS CONSENT TO SUBLEASE ("Consent Agreement") dated as of July1, 1999, is made with reference to that certain sublease (the "Sublease") dated as of July1, 1999 between Nason & Nason, Inc. ("Tenant") and Sara Hallitex Corporation ("Sublessee"), and is entered into between the foregoing parties and FBEC-Brickell Key Centre, L.P. ("Landlord"), with reference to the following facts:

         A. Landlord (as successor to Swire Brickell One Inc.) and Tenant are the parties to that certain master lease dated as of April 22, 1997, (the "Master Lease"), respecting certain premises ("Premises") located in the building located at 501 Brickell Key Drive, Miami, Florida 33131 and known as Courvoisier Centre I (the "Building").

         B. Tenant and Sublessee wish to enter into the Sublease respecting the portion of the Premises described therein (the "Sublease Premises").

         C. The Master Lease provides that Tenant may not enter into the Sublease without Landlord's prior written approval.

         D. Tenant and Sublessee have herewith presented the fully-executed Sublease to Landlord for Landlord's approval, and Landlord is willing to approve the same, upon all of the terms and conditions hereinafter appearing.

         NOW, THEREFORE, for good and valuable consideration, Landlord hereby consents to the execution and delivery of the Sublease by Tenant and Sublessee on the terms and conditions set forth herein, and the parties hereto agree as follows:

         1. Neither the Master Lease, the Sublease nor this Consent Agreement will be deemed to grant Sublessee any rights whatsoever against Landlord except as expressly set forth in this Consent Agreement. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights under the Sublease in connection with the Sublease Premises will be solely against Tenant.

         2. The parties hereto intend the Sublease to be subject and subordinate to all provisions of the Master Lease. Nothing in the Sublease will supersede any of the terms, covenants or conditions of the Master Lease. Nothing in the Sublease will in any way whatsoever expand the liability or obligations of Landlord, whether to Tenant, Sublessee or any other person or entity, or diminish the rights of Landlord against any person or entity liable or responsible for the performance of the Lease. Landlord hereby expressly disapproves anything in the Sublease that does so expand the liability or obligations of Landlord or diminish such rights of Landlord.

         3. This Consent Agreement will not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor will this Consent Agreement change, modify or amend the Master Lease in any manner. This Consent will not be deemed consent to any further subleases by Tenant. Subtenant may not subsublease all or any portion of the Sublease Premises or assign the Sublease except in accordance with the Master Lease provisions pertaining to subleases and assignments, and in accordance with the Sublease provisions (if any) pertaining to subsubleases and assignments.

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         4. Notwithstanding anything herein to the contrary, this Consent
Agreement is not a consent or an agreement by Landlord to the particular terms and conditions of the Sublease.

         5. In addition to Landlord's rights under this Consent Agreement, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublease, and upon receipt of Landlord's notice, Sublessee will thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant will receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments will cause Landlord to assume any of Tenant's duties, obligations or liabilities under the Sublease. Any termination of the Master Lease for any cause whatever will at Landlord's option, either (a) immediately terminate the Sublease or (b) operate as an assignment to Landlord of any Sublease then existing between Tenant and Sublessee affecting all or a portion of the Premises. Landlord will not be liable for any prepaid rents nor any security deposits paid by Sublessee. Landlord will not be liable for any other defaults of the Tenant under the Sublease. Sublessee will attorn to Landlord upon Landlord's request.

         6. This Consent Agreement will not be deemed an expressed or implied affirmation or representation of any factual statements or recitations contained in the Sublease, whether relating to the Master Lease or otherwise, it being understood that Sublessee is fully responsible for reviewing and familiarizing itself with all of the terms and conditions of the Master Lease.

         7. Tenant's obligation to indemnify and hold Landlord harmless as set forth in Article 22 of the Master Lease will include indemnification from any claims arising from the use of the Premises, or any portion thereof, by Sublessee, its agents, employees or contractors. The waivers and indemnities by Tenant set forth in the Master Lease are hereby remade by Sublessee.

         8. Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission will also constitute a breach of this Consent and will entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Sublessee, whether or not Landlord proceeds against Tenant.

         9. Tenant and Subtenant hereby represent, covenant and warrant to Landlord that no compensation or other consideration of any kind (including, without limitation, the rendering of services or the supplying of goods or materials for other than full and fair value), other than as set forth in the Sublease, has been or will be paid by Tenant or Subtenant in connection with the aforesaid Sublease.

         10. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney's fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered.

         11. This Consent Agreement will be binding upon and inure to the benefit of the parties' respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord gives its prior written consent thereto. This Consent Agreement may be amended only in writing, signed by all parties hereto.

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         12. Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys' fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder's fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

         13. To the extent there are any conflicts between the terms of the Sublease and this Consent Agreement, the terms of this Consent Agreement will control.

       14. The liability of Landlord to Tenant or Sublessee or both under this Consent Agreement will be limited to the interest of Landlord in the Building and surrounding property, and Tenant agrees to look solely to Landlord's interest in the Building and the surrounding property for the recovery of any judgment from the Landlord, it being intended that Landlord will not be personally liable for any judgment of deficiency.

         15. Terms used but not defined in this Consent Agreement and which are defined in the Master Lease will have the same meaning for purposes hereof as they have in the Master Lease.

         16. Tenant shall pay for the reasonable costs, including legal fees, incurred by Landlord in connection with this Consent.


         IN WITNESS WHEREOF, the following parties have executed this Consent to Sublease as of the date first above written.


                                          TENANT:

WITNESSES:                                NASON & NASON, INC.

                                          By: ----------------------------------
Name:
                                          Name: --------------------------------

Name:                                     Its: ---------------------------------



                                          SUBLESSEE:

                                          SARA  HALLITEX CORPORATION

                                          By: ----------------------------------
Name:
                                          Name: --------------------------------

Name:                                     Its: ---------------------------------



                                          LANDLORD:

                                          By: ----------------------------------
Name:
                                          Name: --------------------------------

Name:                                     Its: ---------------------------------

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